United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$591,263
Unrealized Gain (Loss) on Market Value of Futures	1,443,057
Dividend Income	628
Interest Income	494
ETF Transaction Fees	350
Total Income (Loss)	$2,035,792

Expenses
General Partner Management Fees	$27,828
SEC & FINRA Registration Expense	3,818
Brokerage Commissions	3,437
NYMEX License Fee	696
Non-interested Directors' Fees and Expenses	578
Prepaid Insurance Expense	435
Other Expenses	12,030
Total Expenses	48,822
Expense Waiver	(5,073)
Net Expenses	$43,749
Net Income (Loss)	$1,992,043

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$55,547,253
Withdrawals (50,000 Units)	(2,876,949)
Net Income (Loss)	1,992,043

Net Asset Value End of Month	$54,662,347
Net Asset Value Per Unit (950,000 Units)	$57.54

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612